AMENDMENT

TO THE AGENCY AGREEMENT

THIS AMENDMENT dated as of the 1st day of November, 2020 (the “Amendment”) hereby amends the Global Securities Lending Agency Agreement dated as previously amended (the “Agency Agreement”), between J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, (each series portfolio, a “Lender”) and Citibank, N.A. (“Agent”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agency Agreement.

WHEREAS, Lender wishes to further amend the Agency Agreement to add additional borrowers; and,

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Exhibit A

2.

Exhibit A to the Agency Agreement is hereby deleted in its entirety and amended with the Exhibit A attached hereto to add JPMorgan BetaBuilders U.S. Small Cap Equity ETF and JPMorgan Carbon Transition U.S. Equity ETF and to remove JPMorgan Income Builder ETF as Lenders under the Agency Agreement.

3.	Miscellaneous

(a)

This Amendment supplements and further amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)

Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as amended as of October 4, 2018, December 11, 2018, November 14, 2019 and December 18, 2019 and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent	J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:	By:

Name:	Name:

Title:	Title:

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LIST OF DESIGNATED ACCOUNTS

Fund Name	Custody Account Number

JPMORGAN DIVERSIFIED RETURN EMERGING MARKETS EQUITY ETF	[Redacted]

JPMORGAN DIVERSIFIED RETURN INTERNATIONAL EQUITY ETF	[Redacted]

JPMORGAN DISCIPLINED HIGH YIELD ETF	[Redacted]

JPMORGAN ULTRA-SHORT INCOME ETF	[Redacted]

JPMORGAN USD EMERGING MARKETS SOVEREIGN BOND ETF	[Redacted]

JPMORGAN DIVERSIFIED RETURN U.S. EQUITY ETF	[Redacted]

JPMORGAN U.S. DIVIDEND ETF	[Redacted]

JPMORGAN U.S. MINIMUM VOLATILITY ETF	[Redacted]

JPMORGAN U.S. MOMENTUM FACTOR ETF	[Redacted]

JPMORGAN U.S. QUALITY FACTOR ETF	[Redacted]

JPMORGAN U.S. VALUE FACTOR ETF	[Redacted]

JPMORGAN DIVERSIFIED RETURN U.S. MID CAP EQUITY ETF	[Redacted]

JPMORGAN DIVERSIFIED RETURN U.S. SMALL CAP EQUITY ETF	[Redacted]

JPMORGAN BETABUILDERS EUROPE ETF	[Redacted]

JPMORGAN BETABUILDERS DEVELOPED ASIA ex-JAPAN ETF	[Redacted]

JPMORGAN BETABUILDERS JAPAN ETF	[Redacted]

JPMORGAN BETABUILDERS CANADA ETF	[Redacted]

JPMORGAN BETABUILDERS MSCI US REIT ETF	[Redacted]

JPMORGAN ULTRA-SHORT MUNICIPAL ETF	[Redacted]

JPMORGAN MUNICIPAL ETF	[Redacted]

JPMORGAN CORPORATE BOND RESEARCH ENHANCED ETF	[Redacted]

JPMORGAN U.S. AGGREGATE BOND ETF	[Redacted]

JPMORGAN CORE PLUS BOND ETF	[Redacted]

JPMORGAN BETABUILDERS U.S. EQUITY ETF	[Redacted]

JPMORGAN BETABUILDERS 1-5 YEAR U.S. AGGREGATE BOND ETF	[Redacted]

JPMORGAN INFLATION MANAGED BOND ETF	[Redacted]

JPMORGAN BETABUILDERS INTERNATIONAL EQUITY ETF	[Redacted]

JPMORGAN BETABUILDERS U.S. MID CAP EQUITY ETF	[Redacted]

JPMORGAN EQUITY PREMIUM INCOME ETF	[Redacted]

JPMORGAN INTERNATIONAL GROWTH ETF	[Redacted]

JPMORGAN LARGE CAP GROWTH ETF	[Redacted]

JPMORGAN BETABUILDERS U.S. SMALL CAP EQUITY ETF	[Redacted]

JPMORGAN CARBON TRANSITION U.S. EQUITY ETF	[Redacted]

Each Lender agrees to give irrevocable instructions to its custodian (JPMorgan Chase Bank, N.A.) substantially in the form of those set out in Annex 1 to this Exhibit A or as may be otherwise agreed with Agent.

CITIBANK, N.A., Agent		J.P. MORGAN EXCHANGE-TRADED FUND TRUST on behalf of each of its series listed on Exhibit A severally and not jointly, Lender

By:		By:
	Name:		Name:
	Title:		Title: